Exhibit 99.1

Mattersight Announces Second Quarter 2014 Results

CHICAGO, IL, August 6, 2014 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the second quarter ended June 30, 2014.

Mattersight’s total services revenue was $7.3 million, including $6.2 million of subscription revenue. The Company realized an “Adjusted Earnings1” loss of $1.5 million for the second quarter of 2014. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.3 million in the second quarter of 2014.

Q2 Highlights

•	Q2 Revenue of $7.3 million was up 5% sequentially and up 14% year over year excluding Vangent / GDIT contract

•	Q2 Incremental ACV bookings were $3.8 million and rolling four quarter ACV bookings were $13.0 million, up 55% year over year

•	Q2 ending Book of Business was $8.7 million, up 9% sequentially

•	21 new pilots, including 20 routing pilots; 17 of these pilots are with new logo customers

•	Ending the quarter with a record 79 pilots having a record follow-on ACV of ~$39 million

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, August 6, 2014. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 33607326.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until September 6, 2014, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 33607326.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data, and other contextual information to optimally route customers to

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the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality, and Government. See What Matters™ by visiting www.Mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenue:
Behavioral Analytics revenue	$7,068	$7,566	$13,817	$15,760
Other revenue	240	349	472	671

Total services revenue	7,308	7,915	14,289	16,431
Reimbursed expenses	32	49	64	131

Total revenue	7,340	7,964	14,353	16,562
Operating expenses:
Cost of Behavioral Analytics revenue	2,171	2,514	4,269	5,237
Cost of Other revenue	106	198	209	354

Cost of services	2,277	2,712	4,478	5,591
Reimbursed expenses	32	49	64	131

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,309	2,761	4,542	5,722
Sales, marketing and development	5,409	5,394	10,630	11,624
General and administrative	2,281	2,113	4,531	4,384
Depreciation and amortization	737	913	1,480	1,879

Total operating expenses	10,736	11,181	21,183	23,609

Operating loss	(3,396)	(3,217)	(6,830)	(7,047)
Interest and other expense, net	(160)	(97)	(310)	(188)
Change in fair value of warrant liability	284	—	(86)	—

Loss before income taxes	(3,272)	(3,314)	(7,226)	(7,235)
Income tax (provision) benefit	(8)	(9)	(17)	239

Net loss	(3,280)	(3,323)	(7,243)	(6,996)
Dividends related to Series B Stock	(147)	(147)	(294)	(294)

Net loss available to Common Stock holders	$(3,427)	$(3,470)	$(7,537)	$(7,290)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.18)	$(0.21)	$(0.41)	$(0.44)

Diluted net loss available to Common Stock holders	$(0.18)	$(0.21)	$(0.41)	$(0.44)

Shares used to calculate basic net loss per share	18,679	16,469	18,591	16,394

Shares used to calculate diluted net loss per share	18,679	16,469	18,591	16,394

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$46	$55	$102	$59
Sales, marketing and development	572	1,302	1,162	2,151
General and administrative	531	539	973	1,057

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Net loss	$(3,280)	$(3,323)	$(7,243)	$(6,996)
Other comprehensive loss:
Effect of currency translation	(2)	3	3	(5)

Comprehensive net loss	$(3,282)	$(3,320)	$(7,240)	$(7,001)

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30,	December 31,
	2014	2013
ASSETS:
Current Assets:
Cash and cash equivalents	$12,957	$13,392
Receivables (net of allowances of $12 as of June 30, 2014 and $12 as of December 31, 2013)	2,459	2,384
Prepaid expenses	4,394	3,576
Other current assets	410	427

Total current assets	20,220	19,779
Equipment and leasehold improvements, net	4,854	5,158
Goodwill	972	972
Intangibles, net	494	409
Other long-term assets	4,050	4,431

Total assets	$30,590	$30,749

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY:
Current Liabilities:
Short-term debt	$7,000	$—
Accounts payable	1,230	752
Accrued compensation and related costs	1,539	1,844
Unearned revenue	5,626	7,215
Other current liabilities	4,165	4,098

Total current liabilities	19,560	13,909
Long-term unearned revenue	2,774	2,866
Other long-term liabilities	1,294	1,607

Total liabilities	23,628	18,382

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,649,122 and 1,649,122 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively, with a liquidation preference of $9,588 and $9,294 at June 30, 2014 and December 31, 2013, respectively	8,411	8,411

Stockholders’ (Deficit) Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 20,971,350 and 20,465,984 shares issued at June 30, 2014, and December 31, 2013, respectively; and 19,276,616 and 18,886,966 outstanding at June 30, 2014 and December 31, 2013, respectively	210	205
Additional paid-in capital	230,513	228,038
Accumulated deficit	(219,415)	(212,172)
Treasury stock, at cost, 1,694,734 and 1,579,018 shares at June 30, 2014 and December 31, 2013, respectively	(8,727)	(8,082)
Accumulated other comprehensive loss	(4,030)	(4,033)

Total stockholders’ (deficit) equity	(1,449)	3,956

Total liabilities and stockholders’ (deficit) equity	$30,590	$30,749

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(7,243)	$(6,996)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,480	1,879
Stock-based compensation	2,237	3,267
Change in fair value of warrant liability	86	—
Other	—	3
Changes in assets and liabilities:
Receivables	(75)	(356)
Prepaid expenses	(512)	137
Other assets	17	(11)
Accounts payable	478	378
Accrued compensation and related costs	(305)	55
Unearned revenue	(1,681)	(1,252)
Other liabilities	(56)	(367)

Total adjustments	1,669	3,733

Net cash used in operating activities	(5,574)	(3,263)

Cash Flows from Investing Activities:
Capital expenditures and other	(369)	(745)
Patents and trademarks	(129)	(137)

Net cash used in investing activities	(498)	(882)

Cash Flows from Financing Activities:
Proceeds from line of credit	7,000	2,400
Principal payments under capital lease obligations	(804)	(1,165)
Acquisition of treasury stock	(645)	(701)
Proceeds from stock compensation and employee stock purchase plans, net	86	81
Fees from issuance of Common Stock	(2)	—

Net cash provided by financing activities	5,635	615

Effect of exchange rate changes on cash and cash equivalents	2	(14)

Decrease in cash and cash equivalents	(435)	(3,544)
Cash and cash equivalents, beginning of period	13,392	14,419

Cash and cash equivalents, end of period	$12,957	$10,875

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$763	$1,752
Capital equipment purchased on credit	763	1,752
Fair value of warrants classified as liability	342	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$148	$172

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months		For the Six Months
	Ended		Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
GAAP — Operating loss	$(3,396)	$(3,217)	$(6,830)	$(7,047)

Add back (reduce) the effect of:
Stock-based compensation	1,149	1,896	2,237	3,267
Depreciation and amortization	737	913	1,480	1,879

Adjusted earnings measure — loss	$(1,510)	$(408)	$(3,113)	$(1,901)

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